UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2011

PEREGRINE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 2, 2011, Peregrine Pharmaceuticals, Inc. (the “Peregrine”) entered into a placement agency agreement (the “Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable efforts to arrange for the sale of up to 6,252,252 shares of Peregrine’s common stock in a registered direct public offering (the “Registered Direct Offering”).  Peregrine has agreed to pay the Placement Agent an aggregate fee equal to 6% of the gross proceeds received in the Registered Direct Offering. We have agreed to pay McNicoll, Lewis and Vlak a fee of $138,750 and LifeTech Capital a fee of $24,990 in connection with this offering.  The placement agency fees otherwise payable to the Placement Agent will be reduced by the amount of such payments.  We have also agreed to reimburse the Placement Agent for certain expenses not to exceed $25,000 without our consent or $50,000 in total.

The Agency Agreement contains customary representations, warranties and covenants by Peregrine.  It also provides for customary indemnification by each of Peregrine and the Placement Agent for losses or damages arising out of or in connection with the sale of the securities being offered.  Peregrine has agreed to indemnify the Placement Agent for liabilities under the Securities Act of 1933, as amended.  Peregrine has also agreed to contribute to payments the Placement Agent may be required to make with respect to such liabilities.

Also on September 2, 2011, Peregrine entered into separate subscription agreements (the “Subscription Agreements”) with three institutional investors (the “Investors”) in connection with the Registered Direct Offering, pursuant to which Peregrine agreed to sell an aggregate of 6,252,252 shares of its common stock at a purchase price of $1.11 per share to the Investors for aggregate gross proceeds, before deducting placement agency and other fees and estimated offering expenses payable by Peregrine, of approximately $6.9 million.

The Registered Direct Offering was effected as a takedown off Peregrine’s shelf registration statement on Form S-3 (File No. 333-171252), which became effective on January 5, 2011 (the “Registration Statement”), pursuant to a prospectus supplement filed with the Securities and Exchange Commission on September 2, 2011.

The net proceeds to Peregrine from the Registered Direct Offering, after deducting placement agent fees and the estimated offering expenses borne by Peregrine are expected to be approximately $6.5 million. The Registered Direct Offering is expected to close on September 8, 2011, subject to satisfaction of customary closing conditions. After giving effect to the Registered Direct Offering, Peregrine will have 79,536,268 shares of common stock outstanding.

A copy of the opinion of Snell & Wilmer, L.L.P. relating to the legality of the issuance and sale of the shares in the Registered Direct Offering is attached as Exhibit 5.1 hereto. The foregoing summaries of the terms of the Agency Agreement and the Subscription Agreements are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1 and 10.30, respectively, which are incorporated herein by reference. The Agency Agreement and the form of the Subscription Agreement have been filed pursuant to rules of the Securities and Exchange Commission to provide interested persons with information regarding their terms, but is not intended to provide any other factual information about Peregrine. The representations, warranties and covenants contained in the Agency Agreement and the form of Subscription Agreement were made only for purposes of the Registered Direct Offering as of specific dates indicated therein, were solely for the benefit of the parties to the agreements, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the agreements.

On September 2, 2011, Peregrine issued a press release announcing the Registered Direct Offering.  A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, Peregrine’s issuance of securities, the amount of gross and net proceeds from the Registered Direct Offering and the closing date of the Registered Direct Offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Peregrine is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

2

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

1.1	Placement Agency Agreement by and between Peregrine Pharmaceuticals, Inc. and Roth Capital, LLC, dated September 2, 2011.

5.1	Opinion of Snell Wilmer, L.L.P.

10.30	Form of Subscription Agreement.

23.1	Consent of Snell Wilmer, L.L.P. (included in Exhibit 5.1).

99.1	Press Release issued September 2, 2011.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: September 2, 2011	By:	/s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer

4

EXHIBIT INDEX

Exhibit Number	Description

1.1	Placement Agency Agreement by and between Peregrine Pharmaceuticals, Inc. and Roth Capital, LLC, dated September 2, 2011.

5.1	Opinion of Snell Wilmer, L.L.P.

10.30	Form of Subscription Agreement.

23.1	Consent of Snell Wilmer, L.L.P. (included in Exhibit 5.1)

99.1	Press Release issued September 2, 2011.

5